Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2021 Ended March 31, 2021

SUNNYVALE, Calif.--(BUSINESS WIRE)--May 5, 2021--Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal third quarter of 2021 ended March 31, 2021.

The results for the fiscal third quarter of 2021 ended March 31, 2021 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Revenue	$169.2	$158.8	$106.9
Gross Margin	31.1%	30.7%	21.0%
Operating Income (Loss)	$17.8	$13.6	$(8.6)
Net Income (Loss) Attributable to AOS	$16.1	$12.9	$(6.5)
Net Income (Loss) Per Share Attributable to AOS - Diluted	$0.58	$0.47	$(0.26)
Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Revenue	$169.2	$158.8	$106.9
Non-GAAP Gross Margin	31.9%	31.4%	27.5%
Non-GAAP Operating Income	$23.0	$18.5	$3.5
Non-GAAP Net Income Attributable to AOS	$21.4	$17.8	$2.9
Non-GAAP Net Income Per Share Attributable to AOS - Diluted	$0.77	$0.65	$0.11

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q3 Ended March 31, 2021” below exclude the effect of share-based compensation expenses and legal costs related to government investigation in each of the periods presented, production ramp up costs and impairment of privately-held investment for the three months ended March 31, 2020, as well as amortization of purchased intangible for the three months ended March 31, 2021 and December 31, 2020. A detailed reconciliation of GAAP and non-GAAP financial measures is included at the end of this press release.

Financial Results for Fiscal Q3 Ended March 31, 2021

  Revenue was $169.2 million, an increase of 6.5% from the prior quarter and an increase of 58.4% from the same quarter last year.
  GAAP gross margin was 31.1%, up from 30.7% in the prior quarter and up from 21.0% in the same quarter last year.
  Non-GAAP gross margin was 31.9%, up from 31.4% in the prior quarter and up from 27.5% in the same quarter last year.
  GAAP operating expenses were $34.9 million, up from $35.2 million in the prior quarter and up from $31.1 million in the same quarter last year.
  Non-GAAP operating expenses were $30.9 million, a decrease of $0.5 million from last quarter and an increase of $4.5 million from the same quarter last year.
  GAAP operating income was $17.8 million, up from $13.6 million in the prior quarter and up from $8.6 million loss in the same quarter last year.
  Non-GAAP operating income was $23.0 million as compared to $18.5 million for the prior quarter and $3.5 million for the same quarter last year.
  GAAP net income per share attributable to AOS was $0.58, compared to $0.47 net income per share for the prior quarter and $0.26 net loss per share for the same quarter a year ago.
  Non-GAAP net income per share attributable to AOS was $0.77 compared to $0.65 for the prior quarter and $0.11 for the same quarter a year ago.
  Consolidated cash flow provided by operating activities was $38.6 million, compared to $36.1 million in the prior quarter. Operating cash flow provided by AOS alone (excluding the JV Company) was $33.3 million, compared to $35.7 million in the prior quarter.
  The Company closed the quarter with $192.1 million of cash and cash equivalents, including $33.8 million cash balance at the JV Company.

AOS Chairman and Chief Executive Officer Dr. Mike Chang commented, "Business momentum continued in the March quarter. We saw robust shipments across most of our product categories, grew revenue by 58% year-over-year, executed our plan to address the strong end market demand, optimized our product mix, and continued to take a disciplined approach to our spending. All of this resulted in non-GAAP gross margin of 31.9% and non-GAAP EPS of $0.77, which increased by seven times year-over-year.”

Dr. Chang continued, "While we have made tremendous progress as a company over the last several years, we are energized by the opportunities in front of us. We believe that our focus on innovation and unwavering commitment to developing strategic partnerships with tier-one OEM customers will enable us to continue to capitalize on our core growth opportunities, as well as progressively penetrate other markets. Importantly, we are confident that we will exceed our target of $600 million annual revenue for calendar year 2021."

Business Outlook for Fiscal Q4 Ending June 30, 2021

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fourth quarter of fiscal year 2021 are as follows:

  Revenue is expected to be approximately $170 million, plus or minus $3 million.
  GAAP gross margin is expected to be approximately 31.7% plus or minus 1%. Non-GAAP gross margin is expected to be approximately 32.5% plus or minus 1%. Non-GAAP gross margin excludes $0.8 million amortization of acquired IP and $0.6 million of estimated share-based compensation charge.
  GAAP operating expenses are expected to be in the range of $36.2 million plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $31.0 million plus or minus $1 million. Non-GAAP operating expenses exclude $4.7 million of estimated share-based compensation charge and $0.5 million of estimated professional fees related to the government investigation.
  Income tax expense is expected to be approximately $0.9 million to $1.1 million.
  Loss attributable to noncontrolling interest is expected to be approximately $0.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter ended March 31, 2021 today, May 5, 2021 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial 877-683-1095 (or 647-689-5445 if dialing from outside the United States and Canada). The conference ID number is 1298948. A live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com/. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management's prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to growth opportunities and new markets, targeted annual revenue for calendar year 2021, our product portfolios, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), noncontrolling interest, and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, tax expenses, and non-GAAP loss attributable to noncontrolling interest, our objectives to achieve long-term success, our ability to gain new customers and design wins, strategic partnership with customers, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2021”. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of COVID-19 pandemic on our business; our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern from distributors and seasonality; changes in regulatory environment and government investigation; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of PC markets; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; the state of semiconductor industry and seasonality of our markets; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating income (loss), net loss attributable to noncontrolling interest, net income (loss), diluted earnings per share ("EPS") and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and profession fees related to government investigation, amortization of purchased intangible, and impairment of privately-held investment, as well as production ramp up costs related to the JV Company. We also disclose certain non-GAAP financial measures in our guidance for the next quarter, including non-GAAP gross margin, operating expenses and loss attributable to noncontrolling interest. We believe that these historical and forecast non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included amount of income tax effect of non-GAAP adjustments in the non-GAAP net income of reconciliation table for all periods presented as the management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal and portable computers, graphic cards, flat panel TVs, home appliances, smart phones, battery packs, quick chargers, home appliances, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020

Revenue	$169,212	$158,830	$106,852	$479,593	$342,514
Cost of goods sold	116,521	110,081	84,393	335,630	268,717
Gross profit	52,691	48,749	22,459	143,963	73,797
Gross margin	31.1%	30.7%	21.0%	30.0%	21.5%

Operating expenses:
Research and development	15,557	15,423	13,569	45,671	38,084
Selling, general and administrative	19,338	19,736	16,909	56,579	47,723
Impairment of privately-held investment	—	—	600	—	600
Total operating expenses	34,895	35,159	31,078	102,250	86,407
Operating income (loss)	17,796	13,590	(8,619)	41,713	(12,610)

Interest expense and other income (loss), net	(1,815)	(381)	(2,282)	(2,745)	(3,744)
Income (loss) before income taxes	15,981	13,209	(10,901)	38,968	(16,354)

Income tax expense (benefit)	1,014	669	(1,015)	2,694	(37)
Net income (loss) including noncontrolling interest	14,967	12,540	(9,886)	36,274	(16,317)
Net loss attributable to noncontrolling interest	(1,133)	(363)	(3,391)	(2,303)	(9,826)
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$16,100	$12,903	$(6,495)	$38,577	$(6,491)

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.62	$0.50	$(0.26)	$1.51	$(0.26)
Diluted	$0.58	$0.47	$(0.26)	$1.42	$(0.26)

Weighted average number of common shares attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share
Basic	25,882	25,672	24,894	25,631	24,711
Diluted	27,716	27,353	24,894	27,128	24,711

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$192,113	$158,536
Restricted cash	229	2,190
Accounts receivable, net	33,721	13,272
Inventories	145,110	135,528
Other current assets	11,183	8,807
Total current assets	382,356	318,333
Property, plant and equipment, net	432,569	412,340
Operating lease right-of-use assets, net	33,036	32,948
Intangible assets, net	14,250	16,770
Deferred income tax assets	5,008	4,766
Restricted cash - long-term	2,133	1,978
Other long-term assets	5,039	5,804
Total assets	$874,391	$792,939
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$81,858	$86,181
Accrued liabilities	62,683	54,986
Income taxes payable	2,431	1,360
Short-term debt	43,280	30,114
Finance lease liabilities	16,462	15,258
Operating lease liabilities	5,202	4,159
Total current liabilities	211,916	192,058
Long-term debt	90,868	99,775
Income taxes payable - long-term	930	903
Deferred income tax liabilities	1,470	496
Finance lease liabilities - long-term	16,615	26,842
Operating lease liabilities - long-term	29,758	30,254
Other long-term liabilities	36,056	10,723
Total liabilities	387,613	361,051
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at March 31, 2021 and June 30, 2020	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding: 32,710 shares and 26,085 shares, respectively at March 31, 2021 and 31,944 shares and 25,305 shares, respectively at June 30, 2020	65	64
Treasury shares at cost: 6,625 shares at March 31, 2021 and 6,639 shares at June 30, 2020	(66,064)	(66,184)
Additional paid-in capital	252,934	246,103
Accumulated other comprehensive income (loss)	996	(5,127)
Retained earnings	157,356	118,833
Total Alpha and Omega Semiconductor Limited shareholder's equity	345,287	293,689
Noncontrolling interest	141,491	138,199
Total equity	486,778	431,888
Total liabilities and equity	$874,391	$792,939

Supplemental disclosures of financial information:
(in thousands)

	As of March 31, 2021				As of June 30, 2020
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Cash and cash equivalents	$158,322	$33,791		$192,113	$110,346	$48,190		$158,536
Bank borrowings liabilities	$26,381	$140,844	*	$167,225	$32,593	$139,396	*	$171,989
Inventory	$97,479	$47,631		$145,110	$97,593	$37,935		$135,528
Property, plant and equipment, net	$173,506	$259,063		$432,569	$162,833	$249,507		$412,340

* AOS is not a guarantor of CQJV's (Chongqing Joint Venture) debts.

	Three Months Ended March 31, 2021				Three Months Ended December 31, 2020				Three Months Ended March 31, 2020
	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated	AOS	CQJV		Consolidated
Net cash provided by (used in) operating activities	$33,313	$5,278		$38,591	$35,678	$407		$36,085	$29,545	$(15,233)		$14,312
Purchase of property and equipment, net of government grant	$10,071	$5,702		$15,773	$6,779	$6,533		$13,312	$13,063	$3,720		$16,783
EBITDAS	$30,610	$4,503	**	$36,246	$25,332	$5,950	**	$31,645	$6,487	$(1,095)	**	$8,783

** CQJV EBITDAS includes amounts attributable to noncontrolling interest.

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020

GAAP gross profit	$52,691	$48,749	$22,459	$143,963	$73,797
Share-based compensation	427	383	357	1,195	1,197
Amortization of purchased intangible	812	811	—	2,435	—
Production ramp up costs related to joint venture	—	—	6,552	275	21,029
Non-GAAP gross profit	$53,930	$49,943	$29,368	$147,868	$96,023
Non-GAAP gross margin as a % of revenue	31.9%	31.4%	27.5%	30.8%	28.0%

GAAP operating expense	$34,895	$35,159	$31,078	$102,250	$86,407
Share-based compensation	3,398	2,841	2,519	8,730	6,535
Legal costs related to government investigation	563	843	2,133	2,513	2,133
Impairment of privately-held investment	—	—	600	—	600
Non-GAAP operating expense	$30,934	$31,475	$25,826	$91,007	$77,139

GAAP operating income (loss)	$17,796	$13,590	$(8,619)	$41,713	$(12,610)
Share-based compensation	3,825	3,224	2,876	9,925	7,732
Amortization of purchased intangible	812	811	—	2,435	—
Production ramp up costs related to joint venture	—	—	6,552	275	21,029
Legal costs related to government investigation	563	843	2,133	2,513	2,133
Impairment of privately-held investment	—	—	600	—	600
Non-GAAP operating income	$22,996	$18,468	$3,542	$56,861	$18,884
Non-GAAP operating margin as a % of revenue	13.6%	11.6%	3.3%	11.9%	5.5%

GAAP net income (loss) attributable to AOS	$16,100	$12,903	$(6,495)	$38,577	$(6,491)
Share-based compensation	3,825	3,224	2,876	9,925	7,732
Amortization of purchased intangible	812	811	—	2,435	—
Production ramp up costs related to joint venture	—	—	3,764	135	11,156
Legal costs related to government investigation	563	843	2,133	2,513	2,133
Impairment of privately-held investment	—	—	600	—	600
Income tax effect of non-GAAP adjustments	64	(1)	0	55	(7)
Non-GAAP net income attributable to AOS	$21,364	$17,780	$2,878	$53,640	$15,123
Non-GAAP net margin attributable to AOS as a % of revenue	12.6%	11.2%	2.7%	11.2%	4.4%

GAAP net income (loss) attributable to AOS	$16,100	$12,903	$(6,495)	$38,577	$(6,491)
Share-based compensation	3,825	3,224	2,876	9,925	7,732
Amortization and depreciation	13,745	13,200	11,784	39,434	33,538
Interest expense (income), net	1,562	1,649	1,633	4,832	2,405
Income tax expense (income)	1,014	669	(1,015)	2,694	(37)
EBITDAS	$36,246	$31,645	$8,783	$95,462	$37,147

GAAP diluted net income (loss) per share attributable to AOS	$0.58	$0.47	$(0.26)	$1.42	$(0.26)
Share-based compensation	0.14	0.12	0.11	0.37	0.30
Production ramp up costs related to joint venture	—	—	0.15	0.01	0.44
Legal costs related to government investigation	0.02	0.03	0.09	0.09	0.09
Amortization of purchased intangible	0.03	0.03	—	0.09	—
Impairment of privately-held investment	—	—	0.02	—	0.02
Income tax effect of non-GAAP adjustments	0.00	(0.00)	0.00	0.00	0.00
Non-GAAP diluted net income per share attributable to AOS	$0.77	$0.65	$0.11	$1.98	$0.59

Shares used to compute GAAP diluted net income (loss) per share	27,716	27,353	24,894	27,128	24,711
Shares used to compute Non-GAAP diluted net income per share	27,716	27,353	25,889	27,128	25.538

Contacts

In the United States: The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China: The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com